EXHIBIT 99.1

Shutterstock Reports First Quarter 2024 Financial Results

New York, NY - May 2, 2024 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies, today announced financial results for the first quarter ended March 31, 2024.

Commenting on the Company’s performance, Paul Hennessy, the Company’s Chief Executive Officer, said, “Shutterstock delivered strong first quarter results beyond our expectations. Data, Distribution & Services benefited from increased demand from new and existing customers. In Content, we saw leading indicators of a turn that are extremely encouraging. I’m also pleased to report that Shutterstock has entered into a definitive agreement to acquire Envato, a leading provider of digital creative assets and templates. On our last earnings call, I laid out the long-term targets for Shutterstock 2027. Envato accelerates the path to Shutterstock 2027, expanding our reach into faster growing audiences while enhancing our Content breadth and depth. We look forward to welcoming the entire Envato team to Shutterstock.”

First Quarter 2024 measures as compared to First Quarter 2023:

Financial Measures

●	Revenues were $214.3 million compared to $215.3 million.

●	Net income was $16.1 million compared to $32.8 million.

●	Net income per diluted common share was $0.45 compared to $0.90.

●	Adjusted EBITDA was $56.0 million compared to $69.8 million.

●	Adjusted net income per diluted common share was $1.13 compared to $1.29.

Entry into Definitive Agreement to Acquire Envato Pty Ltd.

On May 1, 2024, the Company entered into a Share Purchase Agreement to acquire all of the outstanding shares of Envato Pty Ltd. (“Envato”), a leader in digital creative assets and templates. The consideration payable for Envato, after customary working capital and other adjustments, will be approximately $245 million. The transaction is anticipated to close in the third quarter, subject to regulatory approvals and other customary closing conditions

Details on the Envato acquisition may be found in our investor presentation titled “Acquisition of Envato,” available at https://investor.shutterstock.com/.

FIRST QUARTER RESULTS

Revenue

First quarter revenue of $214.3 million, was consistent with revenue in the first quarter of 2023.

Revenue from our Content product offering decreased $20.2 million, or 10%, as compared to the first quarter of 2023, to $173.8 million. The decline in our Content revenues was primarily driven by weakness in new customer acquisition. Content revenue represented 81% of our total revenue in the first quarter of 2024. Revenue generated from our Data, Distribution, and Services product offering increased $19.2 million, or 90%, as compared to the first quarter of 2023, to $40.5 million, and represented 19% of first quarter revenue in 2024.

Revenues were not impacted on a constant currency basis in the first quarter of 2024 as compared to the first quarter of 2023.

Net income and net income per diluted common share

Net income in the first quarter of 2024 of $16.1 million decreased $16.7 million as compared to net income of $32.8 million for the first quarter in 2023. Net income per diluted common share was $0.45, as compared to $0.90 for the same period in 2023. First quarter 2024 net income was unfavorably impacted by expenses associated with reimbursable costs paid to the Giphy workforce, increased marketing expenses and transaction costs incurred on the Backgrid and Envato acquisitions.

Adjusted net income per diluted common share was $1.13 as compared to $1.29 for the first quarter of 2023, a decrease of $0.16 per diluted share.

Adjusted EBITDA

Adjusted EBITDA of $56.0 million for the first quarter of 2024 decreased by $13.8 million, or 20%, as compared to the first quarter of 2023, due primarily to higher operating expenses in 2024 associated with the Giphy workforce, increased marketing expenses and transaction costs incurred on the Backgrid and Envato acquisitions.

Net income margin of 7.5% for the first quarter of 2024 decreased by 7.8%, as compared to 15.3% in the first quarter of 2023. The adjusted EBITDA margin of 26.1% for the first quarter of 2024 decreased by 6.3%, as compared to 32.4% in the first quarter of 2023.

FIRST QUARTER LIQUIDITY

Our cash and cash equivalents decreased by $28.7 million to $71.8 million at March 31, 2024, as compared with $100.5 million as of December 31, 2023. This decrease was driven by $18.6 million of net cash used in financing activities and $16.5 million of net cash used in investing activities, partially offset by $8.3 million of net cash provided by our operating activities.

Net cash provided by our operating activities was driven by our operating income, offset by payments of year-end bonuses, and commissions, which are typical first quarter cash outflows. Operating cash flows were also unfavorably impacted by the recurring and non-recurring payments made to the Giphy workforce, the reimbursement of which is reflected in Investing Activities.

Cash used in investing activities primarily consists of $19.5 million used in the acquisition of Backgrid and $15.5 million related to capital expenditures and content acquisition, partially offset by $18.4 million related to the receipt of the Giphy Retention Compensation, as reimbursed by the Giphy seller.

Cash used in financing activities primarily consists of $10.7 million related to the payment of the quarterly cash dividend and $8.0 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards.

Adjusted free cash flow was $11.2 million for the first quarter of 2024, a decrease of $39.6 million from the first quarter of 2023.

QUARTERLY CASH DIVIDEND

During the three months ended March 31, 2024, the Company declared and paid a cash dividend of $0.30 per common share or $10.7 million.

On April 22, 2024, the Board of Directors declared a dividend of $0.30 per share of outstanding common stock, payable on June 13, 2024 to stockholders of record at the close of business on May 30, 2024.

KEY OPERATING METRICS

	Three Months Ended March 31,
	2024	2023

Subscribers (end of period)(1)	499,000	559,000
Subscriber revenue (in millions)(2)	$83.9	$90.6

Average revenue per customer (last twelve months)(3)	$418	$356
Paid downloads (in millions)(4)	35.0	42.7
Revenue per download(5)	$4.97	$4.41
Content in our collection (end of period, in millions)(6):
Images	832	731
Footage clips	56	48

Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Pond5 and Splash News beginning May 2023. These metrics exclude the respective counts and revenues from Giphy and Backgrid.

(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.

(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.

(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.

(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.

(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from our Studios business, revenue that is not derived from or associated with content licenses and revenue associated with our data deal offering.

(6) Content in our collection represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library at the end of the period. This metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, content from our Studios business and AI generated content.

2024 GUIDANCE

The Company increased its guidance for the full year 2024, to the following:

●	Revenue of $923 million to $936 million, representing annual growth of 5.5% to 7%.

●	Adjusted EBITDA of $245 million to $248 million.

●	Adjusted net income per diluted share of between $4.18 to $4.32.

NON-GAAP FINANCIAL MEASURES

To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow.

Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, Giphy Retention Compensation Expense - non-recurring, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, unrealized gains on investments, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, severance costs associated with strategic workforce optimizations, unrealized gains on investments and the estimated tax impact of such adjustments; adjusted net income per diluted share as adjusted net income divided by weighted average diluted shares; revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and adjusted free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition and cash received related to Giphy Retention Compensation in connection with the acquisition of Giphy.

The expense associated with the Giphy Retention Compensation related to (i) the one-time employment inducement bonuses and (ii) the vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in operating expenses (together, the “Giphy Retention Compensation Expense - non-recurring”), are required payments in accordance with the terms of the acquisition. Meta’s sale of Giphy was directed by the CMA and accordingly, the terms of the acquisition were subject to CMA preapproval. Management considers the operating expense associated with these required payments to be unusual and non-recurring in nature. The Giphy Retention Compensation Expense - non-recurring is not considered an ongoing expense necessary to operate the Company’s business. Therefore, such expenses have been included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share. For the three months ended March 31, 2024, the Company also incurred $7.1 million of Giphy Retention Compensation expense related to recurring employee costs, which is included in operating expenses, and are not included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share.

These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that adjusted free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Reconciliations of the differences between adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings, adjusted free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance or a reconciliation of adjusted net income per diluted share guidance to net income per diluted share guidance, because we are unable to calculate with reasonable certainty the impact of potential future transactions, including, but not limited to, capital structure transactions, restructuring, acquisitions, divestitures or other events and asset impairments, without unreasonable effort. These amounts depend on various factors and could have a material impact on net income and net income per diluted share, but may be excluded from adjusted EBITDA and adjusted net income per diluted share. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its first quarter and financial results during a teleconference today, May 2, 2024, at 8:30 AM Eastern Time. The conference call is being webcast live and can be accessed by either visiting the Company’s website at http://investor.shutterstock.com/ or clicking https://edge.media-server.com/mmc/p/prw2og6e/ for direct access. The webcast is listen-only.

A webcast replay of the call will be available on the Company’s website beginning on May 2, 2024 at approximately 10:30 AM Eastern Time.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK) is a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies. Fueled by millions of creators around the world, a growing data engine and a dedication to product innovation, Shutterstock is the leading global platform for licensing from the most extensive and diverse collection of high-quality 3D models, videos, music, photographs, vectors and illustrations. From the world’s largest content marketplace, to breaking news and A-list entertainment editorial access, to all-in-one content editing platform and studio production services—all using the latest in innovative technology—Shutterstock offers the most comprehensive selection of resources to bring storytelling to life.

Learn more at www.shutterstock.com and follow us on LinkedIn, Instagram, X, Facebook and YouTube.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly in the discussion under the captions “2024 Guidance.” All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, new or planned features, products or services, management strategies and our competitive position. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” “targets” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.

Consolidated Statements of Operations

(In thousands, except for per share data)

(unaudited)

	Three Months Ended March 31,
	2024	2023

Revenue	$214,315	$215,280

Operating expenses:
Cost of revenue	88,204	78,163
Sales and marketing	56,236	47,527
Product development	21,051	15,406
General and administrative	32,078	33,815
Total operating expenses	197,569	174,911
Income from operations	16,746	40,369
Other income, net	3,644	1,045
Income before income taxes	20,390	41,414
Provision for income taxes	4,269	8,571
Net income	$16,121	$32,843

Earnings per share:
Basic	$0.45	$0.92
Diluted	$0.45	$0.90

Weighted average common shares outstanding:
Basic	35,591	35,856
Diluted	36,066	36,575

Shutterstock, Inc.

Consolidated Balance Sheets

(In thousands, except par value amount)

(unaudited)

	March 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$71,811	$100,490
Accounts receivable, net of allowance of $4,873 and $6,335	93,993	91,139
Prepaid expenses and other current assets	93,095	100,944
Total current assets	258,899	292,573
Property and equipment, net	63,430	64,300
Right-of-use assets	16,482	15,395
Intangible assets, net	174,868	184,396
Goodwill	402,787	383,325
Deferred tax assets, net	28,156	24,874
Other assets	83,881	71,152
Total assets	$1,028,503	$1,036,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,373	$9,108
Accrued expenses	99,212	131,443
Contributor royalties payable	61,392	54,859
Deferred revenue	198,041	203,463
Debt	30,000	30,000
Other current liabilities	34,959	23,513
Total current liabilities	432,977	452,386
Deferred tax liability, net	3,795	4,182
Lease liabilities	28,745	29,404
Other non-current liabilities	21,711	22,949
Total liabilities	487,228	508,921
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 40,013 and 39,982 shares issued and 35,603 and 35,572 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	399	399
Treasury stock, at cost; 4,410 shares as of March 31, 2024 and December 31, 2023	(228,213)	(228,213)
Additional paid-in capital	434,416	424,229
Accumulated other comprehensive loss	(13,438)	(11,974)
Retained earnings	348,111	342,653
Total stockholders’ equity	541,275	527,094
Total liabilities and stockholders’ equity	$1,028,503	$1,036,015

Shutterstock, Inc.

Consolidated Statements of Cash Flows

(In thousands, except par value amount) (unaudited)

	Three Months Ended March 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$16,121	$32,843
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,263	18,896
Deferred taxes	(3,854)	(977)
Non-cash equity-based compensation	11,150	8,643
Bad debt expense	(1,510)	790
Unrealized gain on investments	(3,755)	—
Changes in operating assets and liabilities:
Accounts receivable	(736)	19,168
Prepaid expenses and other current and non-current assets	(11,999)	5,189
Accounts payable and other current and non-current liabilities	(20,182)	(12,716)
Contributor royalties payable	6,127	2,246
Deferred revenue	(4,325)	(7,307)
Net cash provided by operating activities	$8,300	$66,775

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(14,461)	(12,380)
Business combination, net of cash acquired	(19,474)	—
Cash received related to Giphy Retention Compensation	18,401	—
Acquisition of content	(994)	(3,527)
Security deposit payment	—	(30)
Net cash used in investing activities	$(16,528)	$(15,937)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	—	3
Cash paid related to settlement of employee taxes related to RSU vesting	(7,966)	(11,008)
Payment of cash dividends	(10,663)	(9,662)
Repayment of credit facility	—	(50,000)
Net cash used in financing activities	$(18,629)	$(70,667)

Effect of foreign exchange rate changes on cash	(1,822)	507
Net decrease in cash and cash equivalents	(28,679)	(19,322)

Cash and cash equivalents, beginning of period	100,490	115,154
Cash and cash equivalents, end of period	$71,811	$95,832

Supplemental Disclosure of Cash Information:
Cash paid / (received) for income taxes	$2,901	$(5,150)
Cash paid for interest	509	428

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In thousands, except per share information)

(unaudited)

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended March 31,
	2024	2023
Net income	$16,121	$32,843
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	21,263	18,896
Non-cash equity-based compensation	11,150	8,643
Giphy Retention Compensation Expense - non-recurring	6,829	—
Other adjustments, net (1)	(3,655)	811
Provision for income taxes	4,269	8,571
Adjusted EBITDA	$55,977	$69,764

Revenue	$214,315	$215,280
Net income margin	7.5%	15.3%
Adjusted EBITDA margin	26.1%	32.4%

(1)	Other adjustments, net includes unrealized foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, unrealized gains on investments, and interest income and expense.

	Three Months Ended March 31,
	2024	2023
Net income	$16,121	$32,843
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	11,150	8,643
Tax effect of non-cash equity-based compensation (1)	(2,620)	(2,031)
Acquisition-related amortization expense (2)	9,163	8,158
Tax effect of acquisition-related amortization expense (1)	(2,153)	(1,917)
Giphy Retention Compensation Expense - non-recurring	6,829	—
Tax effect of Giphy Retention Compensation Expense - non-recurring	(1,605)	—
Other	3,755	1,856
Tax effect of other(1)	—	(418)
Adjusted net income	$40,640	$47,134

Net income per diluted common share	$0.45	$0.90
Adjusted net income per diluted common share	$1.13	$1.29

Weighted average diluted shares	36,066	36,575

(1)	Statutory tax rates are used to calculate the tax effect of the adjustments.

(2)	Of these amounts, $8.2 million and $7.5 million are included in cost of revenue for the three months ended March 31, 2024 and 2023, respectively. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statement of Operations.

	Three Months Ended March 31,
	2024	2023
Reported Revenue	$214,315	$215,280

Revenue growth	—%	8%
Revenue growth on a constant currency basis	—%	10%

Content reported revenue	$173,830	$193,984
Content revenue growth	(10)%	(1)%
Content revenue growth on a constant currency basis	(10)%	1%

Data, Distribution, and Services reported revenue	$40,485	$21,296
Data, Distribution, and Services revenue growth	90%	436%
Data, Distribution, and Services revenue growth on a constant currency basis	90%	437%

	Three Months Ended March 31,
	2024	2023
Cash flow information:
Net cash provided by operating activities	$8,300	$66,775
Net cash used in investing activities	$(16,528)	$(15,937)
Net cash used in financing activities	$(18,629)	$(70,667)

Adjusted free cash flow:
Net cash provided by operating activities	$8,300	$66,775
Capital expenditures	(14,461)	(12,380)
Content acquisitions	(994)	(3,527)
Cash received related to Giphy Retention Compensation	18,401	—
Adjusted Free Cash Flow	$11,246	$50,868

	Three Months Ended March 31,
	2024	2023
Content	$173,830	$193,984
Data, Distribution, and Services	$40,485	$21,296
Total revenue	$214,315	$215,280

Change in total deferred revenue	$(5,422)	$(6,372)
Total billings	$208,893	$208,908

Shutterstock, Inc.

Supplemental Financial Data

(unaudited)

 Historical Operating Metrics

	Three Months Ended
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22

Subscribers (end of period, in thousands) (1)	499	523	551	556	559	586	607	368
Subscriber revenue (in millions) (2)	$83.9	$85.2	$88.3	$87.4	$90.6	$88.8	$87.7	$84.7

Average revenue per customer (last twelve months) (3)	$418	$412	$401	$374	$356	$341	$329	$359
Paid downloads (in millions) (4)	35.0	35.4	36.4	38.5	42.7	42.5	42.8	43.4
Revenue per download (5)	$4.97	$5.02	$4.76	$4.71	$4.41	$4.49	$4.43	$4.46
Content in our collection (end of period, in millions): (6)
Images	832	771	757	734	731	719	527	511
Footage clips	56	54	52	50	48	47	28	27

Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Pond5 and Splash News beginning May 2023. These metrics exclude the respective counts and revenues from Giphy and Backgrid.

(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.

(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.

(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.

(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.

(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from our Studios business, revenue that is not derived from or associated with content licenses and revenue associated with our data deal offering.

(6) Content in our collection represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library at the end of the period. This metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, content from our Studios business and AI generated content.

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22

Cost of revenue	$224	$145	$180	$306	$184	$160	$173	$156
Sales and marketing	2,011	2,201	2,067	2,487	604	1,426	1,503	1,629
Product development	2,285	3,022	3,509	4,221	2,448	3,085	2,957	2,557
General and administrative	6,630	6,620	7,247	7,929	5,407	7,111	4,455	2,702
Total non-cash equity-based compensation	$11,150	$11,988	$13,003	$14,943	$8,643	$11,782	$9,088	$7,044

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22

Cost of revenue	$19,874	$18,952	$19,872	$18,134	$17,866	$17,341	$16,856	$15,172
General and administrative	1,389	1,404	1,400	1,070	1,031	1,295	1,404	1,338
Total depreciation and amortization	$21,263	$20,356	$21,272	$19,204	$18,897	$18,636	$18,260	$16,510